Principal®

☐ **Principal Life Insurance Company**
☒ **Principal National Life Insurance Company**
Members of Principal Financial Group®

P.O. Box 10431
Des Moines, IA 50306-0431

Master Application for Guaranteed Issue Individual Life Insurance

Only one company is the issuer and responsible for obligations of any given policy and is hereinafter referred to as "the Company".

This Master Application is used for a single Applicant/Owner to apply for Guaranteed Issue Individual Life Insurance on multiple lives where the Owner is an Employer or Trust established on behalf of the Employer.

The following items shall form a part of any Policy issued:

- *Master Application for Guaranteed Issue Individual Life Insurance*
- *Principal Variable Universal Life Supplemental Application* (if applicable)
- *Census of Proposed Insureds*
- *Corresponding Consent for Employer to Purchase Individual Life Insurance form* ["Consent form" (ICC12 CC906)]

Part A: Applicant/Owner Information			
Name *(If Owner is a Trust, provide Trust date)*	Trust Date	Tax I.D.	
Contact/Trustee Name			
Street Address	City	State	Zip

Part B: Employer Information *(Complete if different than Part A)*			
Name		Tax I.D.	
Contact Name			
Street Address	City	State	Zip

Part C: Beneficiary

The Owner shall be sole beneficiary unless otherwise specified below.
(Note: For Split Dollar, include one Endorsement Split Dollar Benefit Instructions form per policy)

Other: ______________________________

Part D: Policy Information

Product ______________________________

Definition of Life Insurance

☐ Guideline Premium Test (GPT) ☐ Cash Value Accumulation Test (CVAT)

Death Benefit Option

☐ Option 1 – Level Face Amount ☐ Option 2 – Face Amount + Accumulated/Policy Value
☐ Option 3 – Face Amount + Premiums Paid *(Less partial surrenders)*

Optional Benefit Riders *(May not be available on all Products)*

☐ Accounting Benefit Rider ☐ Change of Insured Rider ☐ Salary Increase Rider *(Indicate SIR Amount on Census)*
☐ Supplemental Benefit Rider *(Indicate SBR Amount on Census)* ☐ Surrender Value Enhancement Rider (SVER)
☐ Other Rider ______________________________

Premium Payment Information

☐ List Bill *(Submit Consolidated Premium Statement Agreement)* ☐ No Bill *(Excess/Deferred Comp Plan Only)*
☐ Direct Bill *(One bill per policy)* ☐ Monthly *(EFT – One per policy)* ☐ Single Pay

Premium Frequency *(Only available if List Bill or Direct Bill)*

☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly *(Not available for Direct Bill)*

ICC12 AA 3406 N-1 Page 1 of 4
This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Part E: Insured Are the proposed insureds on the Census of Proposed Insureds W2 salaried employees of the Employer? Yes No If “No”, provide details of the Employer relationship with the proposed insureds: Census of Proposed Insureds Must be submitted prior to policy issuance. Include the effective date of the Census of Proposed Insureds and the Employer name as stated in this application. The following requirements must be provided for each proposed insured: • First and Last Name • Total Face Amount (if electing Supplemental Benefit Rider (SBR)) • Date of Birth • Salary Increase Rider (SIR) Amount (if applicable) • Gender • Planned Modal Premium • Social Security Number • Job Title • Initial Base Policy Face Amount • Annual Salary • Supplemental Benefit Rider (SBR) Amount Part F: Other Life Insurance Does the Applicant/Owner or Employer have any existing or pending individual life insurance or annuity contracts with any company? Yes No If “Yes”, provide the following information on each policy: Is Employee a Employee’s Policy Proposed Company Amount Name Number Insured on Census? $ Yes No $ Yes No $ Yes No $ Yes No $ Yes No $ Yes No If coverage is PENDING with other companies and will not be accepted, please explain: Part G: Replacement Will any of the policies applied for cause a change in or involve a cash withdrawal or loan to occur on any life insurance or annuity contract owned by the Applicant/Owner or Employer (including pending coverage provided by a binding receipt)? Yes No If “Yes”, enclose replacement forms (if applicable) and provide company name(s) and policy number(s): If “Yes”, are any of the replaced policies intended to be an IRC Section 1035 Exchange? Yes No ICC12 AA 3406 N-1 Page 2 of 4 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Part H: Representations Will the premiums, now or in the future, be funded by a loan or other means from another entity other than the Applicant/Owner or Employer? Yes No If “Yes”, please explain: Has the Applicant/Owner or Employer been involved in any communication about the possible sale or assignment of all or a portion of one or more of the policies applied for under this application? Yes No If “Yes”, please explain: Part I: Additional Information and Requests Part J: Taxpayer Identification Number Certification As Applicant/Owner of this contract, I certify under penalties of perjury: 1. The taxpayer identification number shown on this application is correct. 2. The Applicant/Owner is a U.S. person (i.e. an individual or a trust, partnership, association, company or corporation created or organized in the United States). 3. The Applicant/Owner is not subject to backup withholding unless indicated below. Check this box if the Applicant/Owner is currently subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. ICC12 AA 3406 N-1 Page 3 of 4 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Part K: Agreement/Acknowledgement Statements in Application: I represent that all statements in this Master Application and accompanying Census of Proposed Insureds are true and complete, to the best of my knowledge and belief. These items along with the Consent form shall be the basis of any insurance issued. I understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period. Fraud Notice Warning: Any person who knowingly presents a false statement in an application for insurance may be guilty of criminal offense and subject to penalties under state law. When Insurance Effective: Except as may be provided by Temporary Insurance Agreement signed by me, I agree that no insurance shall take effect unless and until the Policy has been delivered to and accepted by me and the initial premium is paid during the lifetime and prior to any change in insurability of the Proposed Insureds. Limitation of Authority: I agree that no agent, broker, or licensed representative of the Company has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers on this Application and Census, that becomes a part of this application, may not be waived. Employer Acknowledgement/Certification: I acknowledge and understand the potential significance of Internal Revenue Code (IRC) Section 101(j) and that the policies’ death benefits may be income taxable unless I, as Employer, have satisfied the conditions of IRC Section 101(j). I understand that it remains the Employer’s responsibility to ensure both current and ongoing compliance with the requirements of IRC Section 101(j) including: (1) obtaining written consent from each of the employees that the Employer may insure his/her life and the maximum amount of insurance that may be obtained on his/her life, (2) complying with applicable state insurable interest laws and (3) submitting appropriate annual IRS filings. By signing this application, I acknowledge my understanding of this information, and that I have obtained or will obtain from my independent tax and legal advisors whatever advice I deem necessary or appropriate concerning the taxation of the life insurance policies. Signatures Signed at: City State Date Print Name of Authorized Officer or Trustee of Applicant/ Signature of Authorized Officer or Trustee of Applicant/ Owner Owner Title Print Name of Authorized Officer of Employer Signature of Authorized Officer of Employer (If different than Applicant/Owner) (If different than Applicant/Owner) Title Print Name of Agent/Broker/Licensed Representative Signature of Agent/Broker/Licensed Representative List additional Individuals authorized to sign on behalf of the Owner (Owner to notify us with any change to authorized Individuals). Print Name Print Name Title Title Signature Signature ICC12 AA 3406 N-1 Page 4 of 4 This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.